UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02861
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (401) 431-8697

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

            Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 17, 2018, Hasbro, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”).  As of the record date of March 21, 2018, there were 125,050,769 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. Of the record date shares, 112,514,473 shares of common stock were represented at the meeting.  The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal 1 – Election of Directors

Shareholders approved the election of twelve directors to serve for one-year terms expiring at the 2019 Annual Meeting, and until their successors are duly elected and qualified.  The voting results for this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes
Kenneth A. Bronfin	100,394,807	440,247	122,469	11,556,950
Michael R. Burns	100,715,122	118,193	124,208	11,556,950
Hope F. Cochran	100,721,505	118,739	117,279	11,556,950
Crispin H. Davis	100,346,070	483,302	128,151	11,556,950
Lisa Gersh	100,402,177	438,129	117,217	11,556,950
Brian D. Goldner	98,924,978	1,692,960	339,585	11,556,950
Alan G. Hassenfeld	100,515,864	305,224	136,435	11,556,950
Tracy A. Leinbach	100,517,548	318,024	121,951	11,556,950
Edward M. Philip	98,782,058	2,042,098	133,367	11,556,950
Richard S. Stoddart	100,717,603	111,501	128,419	11,556,950
Mary Beth West	100,754,165	86,409	116,949	11,556,950
Linda K. Zecher	100,423,220	400,660	133,643	11,556,950

Proposal 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Shareholders approved, on an advisory basis, the compensation for the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of the Company’s 2018 Annual Meeting Proxy Statement. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
97,762,873	2,421,570	773,080	11,556,950

Proposal 3 - Ratification of the Selection of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2018

Shareholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for its 2018 fiscal year.  The voting results for this proposal were as follows:

For	Against	Abstain
109,971,298	2,408,765	134,410

Proposal 4 – Shareholder Proposal-Proposed Amendments to the Company’s Clawback Policy

Shareholders did not approve a shareholder proposal that was submitted to the Company and that recommended amendments to the Company’s Clawback Policy. The voting results on this shareholder proposal were as follows:

For	Against	Abstain	Broker Non-Votes
43,911,225	56,412,207	634,091	11,556,950

Item 8.01  Other Events.

            On May 17, 2018 the Company issued a press release announcing that the Board of Directors had (i) authorized the Company to repurchase an additional $500 million of its common stock and (ii) had declared a quarterly cash dividend of $.63 per common share, the dividend to be payable on August 15, 2018 to shareholders of record on August 1, 2018.  A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K.

            Repurchases of the Company’s common stock may be made from time to time, subject to market conditions.  These shares may be purchased in the open market or through privately negotiated transactions.  The Company has no obligation to repurchase shares under the authorization, and the timing, actual number of and value of shares that are repurchased will depend on a number of factors, including the price of the Company’s common stock and the Company’s other uses of funds. The Company may suspend or discontinue the repurchase program at any time.

Item 9.01  Exhibits.

(d)  Exhibits

99.1                 Hasbro, Inc. Press Release, dated May 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: May 21, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Hasbro, Inc. Press Release, dated May 17, 2018.